FORM T-1
 ===================================================

         SECURITIES AND EXCHANGE COMMISSION
               WASHINGTON, D.C.  20549

                 __________________

              STATEMENT OF ELIGIBILITY
      UNDER THE TRUST INDENTURE ACT OF 1939 OF
     A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                 __________________


        CHECK IF AN APPLICATION TO DETERMINE
        ELIGIBILITY OF A TRUSTEE PURSUANT TO
              SECTION 305(B)(2) _______
                 __________________


       UNITED STATES TRUST COMPANY OF NEW YORK
 (Exact name of trustee as specified in its charter)


             New York                            13-545986
  (Jurisdiction of incorporation               (I.R.S. employer
    if not a U.S. national bank)              identification No.)


       114 West 47th Street                      10036-1532
          New York, NY                           (Zip Code)
       (Address of principal
         executive offices)
                         __________________

                    Consolidated Natural Gas Company
           (Exact name of obligor as specified in its charter)

           Delaware                             13-0596475
 (State or other jurisdiction of              (I.R.S. employer
 incorporation or organization)              identification No.)

           CNG Tower
     625 Liberty Avenue                        15222-3199
  Pittsburgh, Pennsylvania                      (Zip Code)

      (Address of principal executive offices)
                 __________________
                   Debt Securities


 ===================================================
         (Title of the indenture securities)

                       GENERAL


1.   General Information

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
                   (Board of Governors of the Federal Reserve System)
          Federal Deposit Insurance Corporation, Washington, D.C.
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2.   Affiliations with the Obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

        None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

      Responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and
      15 of Form T-1 are not required under General Instruction B.


16.  List of Exhibits.

       T-1.1  -    "Chapter 204, Laws of 1853, An Act to Incorporate
                   the United States Trust Company of New York, as
                   Amended", is incorporated by reference to Exhibit T-1.1

                   to Form T-1 filed on September 20, 1991 with the Securities and Exchange Commission (the "Commission") pursuant to the Trust Indenture Act of 1939
                   (Registration No. 2221291).

       T-1.2  -    The trustee was organized by a special act of the
                   New York Legislature in 1853 prior to the time that the New York Banking Law was revised to require a Certificate of authority to commence business.
                   Accordingly, under New York Banking Law, the Charter
                   (Exhibit T-1.1) constitutes an equivalent of a certificate of authority to commence business.

       T-1.3  -    The authorization of the trustee to exercise
                   corporate trust powers is contained in the Charter
                   (Exhibit T-1.1).
16.  List of Exhibits
     (Continued)

       T-1.4  -    The By-laws of the United States Trust  Company of
                   New York, as amended to date, are incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 20, 1991 with the Commission pursuant to the Trust Indenture Act of 1939 (Registration No. 2221291).

       T-1.6  -    The consent of the trustee required by Section
                   321(b) of the Trust Indenture Act of 1939.

       T-1.7  -    A copy of the latest report of condition of the
                   trustee published pursuant to law or the requirements of its supervising or examining authority.



NOTE

As of February 27, 1995, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                  __________________



Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 27th day of February, 1995.


                                   UNITED STATES TRUST COMPANY OF
                                          NEW YORK, Trustee


                              By: /s/ John Guiliano
                                   John Guiliano
                                   Vice President

Exhibit T-1.6


The consent of the trustee required by Section 321(b) of the Act.

       United States Trust Company of New York
                114 West 47th Street
                 New York, NY  10036



March 19, 1992



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust

Indenture Act of 1939, as amended by the Trust Indenture Reform

Act of 1990, and subject to the limitations set forth therein,

United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal,

State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Very truly yours,


UNITED STATES TRUST COMPANY
      OF NEW YORK


     ______________________________
By:  S/Gerard F. Ganey
     Senior Vice President

EXHIBIT T-1.7
         Consolidated Report of Condition of
       United States Trust Company of New York

and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business on September 30, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                Dollar Amounts
                        ASSETS                                  in Thousands
Cash and balances due from depository institutions:
     a.  Noninterest bearing balances and currency and coin:    $     356,398
     b.  Interest bearing balances:                                    70,000
Held to maturity securities:                                          448,254
Available for sale securities:                                      1,021,191
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
Agreement subsidiaries, and in IBF's:
     a:  Federal funds sold:                                           24,448
     b:  Securities purchased under agreements to resell:                   0
Loans and lease financing receivables:
     a.  Loans and leases, net of unearned income:    1,392,864
     b.  LESS: Allowance for loan and lease losses:      12,619
     c.  Loans and leases, net of unearned income,
         allowance and reserve:                                     1,380,245
Assets held in trading accounts:                              0
Premises and fixed assets (including capitalized leases):              95,900
Other real estate owned:                                               11,418
Investments in unconsolidated subsidiaries and associated companies: 581 Customers' liability to this bank on acceptance outstanding: 0
Intangible assets:                                                      1,854
Other assets:                                                         123,230
                                                                  -----------
TOTAL ASSETS:                                                     $ 3,533,519
                                                                  ===========
                                                 LIABILITIES
Deposits:
   a.  In domestic offices:                                      $  2,032,684
   (1) Non interest bearing:                     898,457
   (2) Interest bearing:                       1,134,227
   b.  In foreign offices, Edge and Agreement
       subsidiaries, and IBF's:                                         7,611
   (1) Noninterest bearing                             0
   (2) Interest bearing:                           7,611
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
   a.  Federal funds purchased:                                     1,148,301
   b.  Securities sold under agreements to repurchase:                  8,099
         Demand notes issued to the U.S. Treasury:                      2,000
Trading Liabilities                                                         0
Other Borrowed Money:
   With original maturity of one year or less:                         35,035
   With original maturity of more than one year:                            0
Mortgage indebtedness and obligations under capitalized leases:         1,243
Bank's liability on acceptances executed and outstanding:                   0
         Subordinated notes and debentures:                            12,453
Other liabilities:                                                     84,934
                                                                 ------------
TOTAL LIABILITIES:                                               $  3,332,360
                                                                 ============
Limited life preferred stock and related surplus:                           0
                                                                 ------------

                              EQUITY CAPITAL
Perpetual preferred stock and related surplus:                              0
Common Stock:                                                       $  14,995
Surplus:                                                               41,500
Undivided profits and capital reserves:                               148,014
Net unrealized holding gains (losses) on available-for-sale securities (3,350)
Cumulative foreign currency translation adjustments:                        0
TOTAL EQUITY CAPITAL:                                              $  201,159
                                                                  -----------
TOTAL LIABILITIES, LIMITED LIFE PREFERRED STOCK, AND
  EQUITY CAPITAL:                                                 $ 3,533,519
                                                                  ===========

I, RICHARD E. BRINKMANN, SENIOR VICE PRESIDENT & CONTROLLER, of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

     RICHARD E. BRINKMANN, SVP & CONTROLLER
                October 31, 1994

We, the undersigned directors, attest the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Gover-nors of the Federal Reserve System and is true and correct.

H. MARSHALL SCHWARZ        :  Directors
JEFFREY S. MAURER          :
FREDERICK S. WONHAM        :